                                                                    EXHIBIT 23.1



             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Intevac, Inc. 1995 Stock Option/Stock Issuance Plan of our report dated January 21, 2000 with respect to the consolidated financial statements and schedule of Intevac, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                  /s/ Ernst & Young LLP



San Jose, California
November 15, 2000